Exhibit VII

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

MARCH 8, 2024

GAMESQUARE HOLDINGS, INC.

WARRANT TO PURCHASE COMMON SHARES

THIS CERTIFIES THAT, for value received GOFF JONES STRATEGIC PARTNERS, LLC, with its principal office located at 500 Commerce Street, Suite 700, Fort Worth, Texas 76102, or its successors or assigns (the “Holder”), is entitled to subscribe for and purchase from GAMESQUARE HOLDINGS, INC., a Delaware corporation, with its principal office at 6775 Cowboys Way, Ste. 1335, Frisco, Texas 75034 (the “Company”), the Exercise Shares (as defined below) at the Exercise Price (as defined below) (this “Warrant”).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

“Board” means the Board of Directors of the Company.

“Charter” means the Certificate of Incorporation of the Company dated as of March 7, 2024 (as further amended and/or restated and in effect from time to time).

“Common Shares” means shares of the Company’s Common Stock, as the term “Common Stock” is defined and set forth in the Charter.

“Exercise Period” means the period commencing on the date hereof and ending on March 8, 2029, unless sooner automatically exercised pursuant to Section 7 below.

“Exercise Price” means a price of $1.55 per Exercise Share, subject to adjustment as set forth in Section 5.

“Exercise Shares” means 647,482 Common Shares, subject to adjustment as set forth in Section 5.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness, unless the Holder is exercising this Warrant pursuant to Section 2.1 below; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares (if certificates for Common Shares have been authorized by the Board pursuant to the Charter) so purchased, registered in the name of the Holder or, subject to applicable transfer restrictions, persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates (if any) for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates (if any), except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. Upon the exercise of the rights represented by this Warrant, the Holder shall become a party to the Company’s applicable investment documents if not already a party thereto.

This Warrant and the Exercise Shares (and the securities issuable, directly or indirectly, upon conversion of the Exercise Shares, if any) are subject to, and Holder agrees to be bound by the terms of the Charter.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

Where	X =	the number of Exercise Shares to be issued to the Holder

	Y =	the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Exercise Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Board in good faith.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, prior to the commencement of the Exercise Period, use commercially reasonable efforts to have authorized and reserved, free from preemptive rights, a sufficient number of Exercise Shares to provide for the exercise of the rights represented by this Warrant during the Exercise Period. If at any time during the Exercise Period the number of authorized but unissued Exercise Shares shall not be sufficient to permit exercise of this Warrant, the Company shall take such company action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Exercise Shares to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.3 Certain Actions Prohibited. The Company shall not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by Holder in order to protect the exercise privilege of Holder against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Exercise Shares receivable upon the exercise of this Warrant above the Exercise Price, (ii) shall take all such actions as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable Exercise Shares upon the exercise of this Warrant and (iii) shall not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Economic Risk and Protection of Interest.

(a) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder must bear the economic risk of this investment indefinitely unless the Exercise Shares are registered pursuant to the Act, or an exemption from registration is available. The Holder understands that the Company has no present intention of registering the Exercise Shares. The Holder also understands that there is no assurance that any exemption from registration under the Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of this Warrant or the Exercise Shares under the circumstances, in the amounts or at the times the Holder might propose.

(b) The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated herein. Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated herein.

4.4 Accredited Investor. The Holder represents that it is an “accredited investor” within the meaning of Regulation D under the Act.

4.5 Company Information. The Holder has had the full and complete opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the full and complete opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions herein.

4.6 Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth below; if the Holder is a partnership, corporation, limited liability Company or other entity, then the office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth herein.

4.7 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii) The Holder has complied with the Transfer Restrictions.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend, or a legend substantially similar to the below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1 Changes in Exercise Shares.

(a) In the event of changes in the outstanding Common Shares of the Company by reason of share dividends/distributions, splits, recapitalizations, reclassifications, combinations, conversions or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

(b) If, other than with respect to any event provided for in Section 5.1(a), at any time during the term of this Warrant and while the Warrant remains outstanding and unexpired, the Company shall declare a cash dividend/distribution upon the Common Shares payable otherwise than out of earnings or earned surplus or shall distribute to holders of the Common Shares (other than securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for the Common Shares, or other securities of the Company convertible into or exchangeable for the Common Shares), then, in each such case, immediately following the record date fixed for the determination of the holders of the Common Shares entitled to receive such dividend or distribution, the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the fair market value of one Common Share value (as determined by the Board, in good faith) minus (y) the fair market value (as determined by the Board, in good faith) of the shares, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one Common Share, and of which the denominator shall be the fair market value of one Common Share (as determined by the Board, in good faith).

(c) Whenever the Exercise Price or number of Exercise Shares shall be adjusted as provided in this Section 5.1, the Company shall prepare a statement showing the facts requiring such adjustment and the Exercise Price and Exercise Shares that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company’s records.

(d) Adjustments made pursuant to this Section 5.1 shall be made on the date such dividend, distribution, split, recapitalization, reorganization, combination, exchange or other change, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend, distribution, split, recapitalization, reorganization, combination, exchange or other change.

(e) In the event that the Company shall propose to take any action of the types described in this Section 5.1, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the shareholders of the Company; provided, however, that failure to provide such notice, or any defect therein, shall not affect the legality or validity of any such action. In the event that the Company shall propose to take any action of the types described in this Section 5.1, the Company shall mail notice thereof to the Holder hereof not less than ten (10) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date.

(f) In any case in which the provisions of this Section 5.1 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder, as to all or any part of this Warrant which is exercised after such record date and before the occurrence of such event, any additional Exercise Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Exercise Shares issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Exercise Shares upon the occurrence of the event requiring such adjustment.

5.2 Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of Common Shares of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such conversion, would have been converted into Common Shares pursuant to the Charter. In such case, all references to “Exercise Shares” shall mean Common Shares issuable upon exercise of this Warrant, as appropriate.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. EARLY EXERCISE. In the event of, at any time during the Exercise Period, a Change in Control (as defined below), the Company shall provide to the Holder ten (10) days advance written notice of such Change in Control, and this Warrant shall automatically be exercised pursuant to Section 2.1 immediately prior to the date of such Change in Control. For purposes of this Warrant, a “Change in Control” shall mean and be deemed to be occasioned by, and to include, (A) Sale of the Company (as defined in the Voting Agreement), or (B) any voluntary or involuntary liquidation, dissolution or winding up of the Company. Notwithstanding the above, a preferred share financing or incorporation transaction for purposes of changing the Company’s state of organization shall not be deemed a Change in Control transaction.

8. TRANSFER OF WARRANT. Upon the written consent of the Company, and subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant (the “Transfer Restrictions”), this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the address listed on the signature page, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other party hereto.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS WARRANT AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

14. AMENDMENT AND WAIVER. Except as expressly set forth herein, any provision hereunder may be waived, modified, amended or terminated only by a written instrument executed by the Company and the Holder.

15. COUNTERPARTS; ELECTRONIC DELIVERY. This Warrant may be executed in any number of counterparts and with counterpart signature pages delivered via facsimile or other electronic transmission. Each such counterpart and counterpart signature page shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

16. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Warrant constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Warrant , the Prior Warrant shall be deemed superseded and replaced in its entirety by this Warrant, and shall be of no further force or effect.

[INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

GAMESQUARE HOLDINGS, INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	Chief Executive Officer

HOLDER

GOFF JONES STRATEGIC PARTNERS, LLC

By:	/s/ Travis Goff
Name:	Travis Goff
Title:	Authorized Representative

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO: GAMESQUARE HOLDINGS, INC.

(1)  ☐ The undersigned hereby elects to purchase ________ shares of Common Stock of GAMESQUARE HOLDINGS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

   ☐ The undersigned hereby elects to purchase ________ shares of Common Stock of GAMESQUARE HOLDINGS, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock (if any such certificates for shares of Common Stock have been authorized by the Board of the Company) in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(4) The undersigned has executed the Company’s standard investment documents which are applicable to the shares of Common Stock.

(Date)	(Signature)

(Print name)

2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of entities and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.